                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



   Date of report (Date of earliest event reported):       September 8, 1999
                                                         -------------------


                         MAGAININ PHARMACEUTICALS INC.
                  -------------------------------------------
                (Exact Name of Registrant Specified in Charter)

    Delaware                        0-19651                      13-3445668
  ------------                     ---------                    ------------
(State or Other                (Commission File               (I.R.S. Employer
Jurisdiction of                     Number)                  Identification No.)
Incorporation)


  5110 Campus Drive
Plymouth Meeting, PA                                               19462
--------------------                                              -------
(Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code:            (610) 941-4020
                                                               --------------

         _____________________________________________________________
         (Former Name or Former Address, if Changed Since Last Report)
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Item 5.  Other Events.


Magainin Pharmaceuticals Inc. Announces the Renegotiation of its
Contract with Abbott Laboratories

     Magainin's contract with Abbott Laboratories provided for the purchase of approximately $10 million of bulk drug substance for LOCILEX(TM) Cream. As FDA approval of LOCILEX(TM) Cream has not occurred, in September 1999 Magainin renegotiated this agreement with Abbott. As a result, Magainin has agreed to pay Abbott $4.2 million, of which $4.0 million has been paid to date, and will receive partial delivery of material. An additional $3.4 million is due to Abbott and will be paid in the event that Magainin successfully obtains additional funds, and then only to the extent of 15% of amounts obtained in excess of $10 million in any year. Magainin has no further purchase commitments to Abbott, and Abbott has no further supply requirements to Magainin.
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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    MAGAININ PHARMACEUTICALS INC.
                                             (Registrant)


                                    By  /s/ Michael R. Dougherty
                                        ----------------------------------------
                                        Michael R. Dougherty
                                        President, Chief Executive Officer and
                                        Chief Financial Officer


Dated:  September 27, 1999
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                                 EXHIBIT INDEX

Exhibit
Number         Description
------         -----------

99.1 Settlement and Termination Agreement dated as of September 8, 1999 by and between Magainin Pharmaceuticals Inc. and Abbott Laboratories Inc.